Exhibit 10ii

MERHAV (M.N.F) LTD
10 Abba Even St.
Ackersten Tower C
Herzliya, Israel

Merhav-Ampal Group Ltd
10 Abba Even St.,
Ackersten Tower C
9th Floor
Herzliya, Israel

December 8, 2011

Re:    Amendment to Colombia Ethanol Project Option Agreement

Ladies & Gentlemen:

Reference is made to the Option Exercise Agreement, dated as of December 31, 2009 (as amended by Amendment to Colombia Ethanol Option Agreement, dated December 31, 2010, the “Exercise Agreement”), between Merhav (m.n.f.) Ltd. (“Merhav”) and Merhav-Ampal Group Ltd. (“MAG”), as assignee of Ampal-American Israel Corporation.  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Exercise Agreement.

Merhav has informed MAG that the Qualified Financing Date has not occurred and is unlikely to occur by December 31, 2011, which date is an extension of (i) the Termination Date under the Exercise Agreement and (ii) the maturity date of the $20,000,000 Amended and Restated Promissory Note, dated December 24, 2008 (as amended by the Exercise Agreement, the “Note”).  Merhav has requested and MAG has agreed, that the maturity date of the Note be extended to December 31, 2012, and MAG has requested and Merhav has agreed, that the Termination Date be extended to December 31, 2012.

To carry out the agreements set forth in the preceding paragraph, Merhav and MAG hereby agree as follows:

1.     Amendment to Exercise Agreement.  The Exercise Agreement is hereby amended as follows:

(a)  The definition of “Termination Date” is amended in its entirety to read as follows:

           “'Termination Date' means the earlier of (i) December 31, 2012 or (ii) the Qualified Financing Date.”

    (b)   Section 4.3 of the Exercise Agreement is hereby amended to read in its entirety as follows:

            “Amendment to Promissory Note:  The Promissory Note is hereby deemed amended to extend the maturity date to the earlier of (i) December 31, 2012 and (ii) the Qualified Financing Date.”

2.     Miscellaneous.  Nothing expressed or referred to in this Letter Agreement will be construed to give any person or entity other than the parties to this Letter Agreement or their affiliates any legal or equitable right, remedy or claim under or with respect to this Letter Agreement or any provision of this Letter Agreement.  This Letter Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, (ii) may be executed by facsimile (with the same effectiveness as if an original signed copy were delivered), (iii) may be executed in counterparts and (iv) sets forth the entire understanding of the parties with respect to the subject matter hereof.

If you are in agreement with the foregoing, please sign a copy of this letter and return it to the undersigned.

MERHAV (M.N.F) LIMITED By: /s/Yosef A Maiman Name: Yosef A Maiman Title: Director

MERHAV-AMPAL GROUP LTD. By: /s/Irit Eluz /s/Yoram firon Name: Irit Eluz ; Yoram firon Title: Directors